Exhibit 99.1

Consent of Director Nominee of Azitra Inc

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of Azitra Inc, a Delaware corporation, and all pre- and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Barbara Ryan
Barbara Ryan
Date: February 20, 2023

Consent of Director Nominee of Azitra Inc

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of Azitra Inc, a Delaware corporation, and all pre- and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ John Schroer
John Schroer
Date: February 20, 2023